UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2013, PURE Bioscience, Inc. (the “Company”) received a letter indicating that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to delist the Company’s common stock from The NASDAQ Stock Market LLC (“NASDAQ”), and will suspend trading in the Company’s securities on NASDAQ effective with the open of business on Friday, May 17, 2013. The suspension is the result of the Company’s determination that it will be unable to evidence compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(b), by June 18, 2013, as required by the Panel’s decision in this matter.

The Company has been advised that its common stock is immediately eligible for quotation on the OTCQB, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter, effective with the open of business on Friday, May 17, 2013. The Company’s common stock will continue to trade under the symbol PURE.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2013, Peter C. Wulff, formerly the Company’s Chief Financial Officer, separated from the Company. Effective May 14, 2013, the Company has appointed Michael L. Krall, the Company’s President and Chief Executive Officer, to fill the role of principal financial officer on an interim basis.  Information about Mr. Krall's age, employment history, family relationships between him and any of the Company’s officers and directors and related party transactions is incorporated herein by reference to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 12, 2012.

Item 7.01.   Regulation FD Disclosure

On May 17, 2013, the Company issued a press release announcing that its common stock will begin trading on the OTC Markets’ OTCQB marketplace under its ticker symbol “PURE” commencing today, May 17, 2013. Also on May 17, 2013, the Company issued a press release announcing that food industry leader Dave Pfanzelter has been named as the Company’s Chairman of the Board, and also announcing that the Company has implemented certain cost reduction measures. The entire text of both press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pure Bioscience, Inc. on May 17, 2013
99.2	Press Release issued by Pure Bioscience, Inc. on May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: May 17, 2013	By: /s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer
(Principal Executive Officer, Interim Principal Financial Officer)